Form N-SAR, Sub-Item 77Q1(e)
Submission of matters to a vote of
security holders

Nuveen Insured Municipal
Opportunity Fund, Inc.
33-42234, 811-06379

We hereby incorporate by reference
the form
of the new Investment Management
Agreement
filed in Proxy materials in the SEC
 filing on June 21, 2005, under
 Conformed Submission Type DEF
 14A, accession number 0000950137
-05-007657.